Exhibit 99.1

Tornier Reports Third Quarter 2014 Results

•	Revenue increased 14.0% over prior year quarter, in constant currency

•	Upper extremity constant currency revenue growth of 20.0% led by Aequalis Ascend Flex

•	Entered into definitive merger agreement with Wright Medical Group on October 27 to create premier high-growth extremities-biologics company

AMSTERDAM, The Netherlands (November 6, 2014) — Tornier N.V. (NASDAQ:TRNX), a global medical device company focused on providing surgical solutions to orthopaedic extremity specialists, reported today its financial results for the third quarter ended September 28, 2014.

As reported on October 27, 2014, revenue for the third quarter of 2014 was $76.7 million compared to third quarter 2013 revenue of $66.7 million, an increase of 14.9% as reported and 14.0% in constant currency.

Third quarter 2014 revenue of Tornier’s extremities product categories totaled $65.8 million compared to $56.9 million in the same quarter a year ago, an increase of 15.5% as reported and 14.4% in constant currency. Third quarter revenue of the Company’s large joints and other product lines was $10.9 million, an increase of 11.0% as reported and 11.5% in constant currency over the same quarter in 2013.

Dave Mowry, President and Chief Executive Officer of Tornier, commented, “We achieved strong revenue growth in the quarter, reflecting the ongoing adoption of the Aequalis Ascend Flex shoulder system and robust growth across our ankle arthritis portfolio. During the quarter, we completed the planned transitions of our U.S. sales force to dedicated upper and lower extremity teams and are now focused on executing the sales force education and training that we believe will drive continued momentum in our extremities business.”

Mr. Mowry added, “Last week we announced a definitive agreement to merge with Wright Medical Group, which would create a premier, high-growth Company focused on extremities and biologics. Our businesses are highly complementary, with a significant opportunity as a combined company to drive above market revenue growth while also accelerating our path to profitability.”

The Company’s third quarter 2014 adjusted EBITDA, as defined in the GAAP to non-GAAP reconciliation provided later in this release, was $4.0 million, or 5.3% of reported revenue, compared to $4.8 million, or 7.2% of revenue, in the same quarter of the prior year.

Third Quarter 2014 Revenue Highlights

Extremities

•	Revenue from the upper extremity joints and trauma category was $49.0 million, an increase of 20.0% in constant currency over the same quarter in 2013. This growth was led by the Aequalis Ascend family of shoulder joint replacement products, which continued to gain global surgeon acceptance.

•	Revenue from Tornier’s lower extremity joints and trauma category in the third quarter of 2014 was $13.8 million, an increase of 1.9% in constant currency over the prior year quarter. Solid sales growth of the Company’s ankle arthritis products, including the Salto total ankle arthroplasty system was offset by lower sales of foot fixation products, which were impacted by the Company’s U.S. sales transition activities.

•	Revenue from the sports medicine and biologics product category was $3.0 million in the third quarter of 2014, a decrease of 3.8% in constant currency over the same quarter in 2013, reflecting a decline in the Company’s biologics and soft tissue anchor products.

Large Joints

Constant currency revenue growth for large joints and other products was 11.5% in the third quarter of 2014 and was led by the Company’s hip products that benefitted from the release of new minimally invasive instrumentation in Europe late in 2013.

Geographic Revenue

Tornier’s international revenue increased 14.8% as reported and 12.5% in constant currency as compared to the third quarter of 2013 and represented 39% of reported global revenue. Revenue in the United States increased by 14.9% and represented 61% of reported global revenue.

Fourth Quarter 2014 Outlook

•	The Company is reiterating its previously announced fourth quarter 2014 guidance, with constant currency revenue expected to be in the range of $85.0 to $89.0 million, representing constant currency growth of 1.9% to 6.7% over the same period last year.

•	Based on recent currency exchange rates, fourth quarter 2014 reported revenue is projected to be in the range of $83.0 to $87.0 million, representing growth of negative 0.4% to positive 4.3% over the same period last year.

•	Revenue from Tornier’s extremities product categories in the fourth quarter of 2014 is expected to be in the range of $70.5 to $73.5 million, representing constant currency growth of 3.5% to 7.9% over the same period last year.

•	The Company projects fourth 2014 adjusted EBITDA to be in the range of $7.9 to $9.9 million, or 9.5% to 11.4% of reported revenue.

Fiscal Year 2014 Outlook

•	The Company is reiterating its full year guidance for 2014, with constant currency revenue expected to be in the range of $334.9 to $338.9 million, representing an increase of 7.7% to 9.0% over last year.

•	Based on recent currency exchange rates, 2014 reported revenue is projected to be in the range of $335.6 to $339.5 million, representing an increase of 7.9% to 9.2% over last year.

•	Revenue from Tornier’s extremities product categories in 2014 is expected to be in the range of $278.8 to $281.8 million, representing an increase in constant currency of 8.1% to 9.2% over last year.

•	The Company projects 2014 adjusted EBITDA to be in the range of $27.5 to $29.5 million, or 8.2% to 8.7% of reported revenue.

As reported on October 27, 2014, Tornier announced a definitive agreement to merge with Wright Medical Group, Inc. in an all-stock transaction with a combined equity value of approximately $3.3 billion. Upon completion of the merger, Wright shareholders will own approximately 52% of the shares of the combined company on a fully diluted basis and Tornier shareholders will own approximately 48%. More information about the transaction can be found at www.ExtremitiesLeader.com.

Conference Call

Tornier will host a conference call today at 4:30 p.m. eastern time to discuss its third quarter 2014 financial results and its outlook for 2014. The conference call will be available to interested parties through a live audio webcast available through the Company’s website at www.tornier.com. Those without internet access may join the call from within the U.S. by dialing (877) 673-5355; outside the U.S., dial (760) 666-3805.

A telephone replay will be available for ten days following the call by dialing (855) 859-2056 for domestic participants and (404) 537-3406 for international participants. When prompted, please enter the replay pin number 18422086. For those who are not available to listen to the live webcast, the call will be archived for one year on Tornier’s website.

Forward-Looking Statements

Statements contained in this release that relate to future, not past, events are forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations of future events and often can be identified by words such as “expect,” “should,” “project,” “anticipate,” “intend,” “will,” “can,” “may,” “believe,” “could,” “continue,” “outlook,” “guidance,” “future,” other words of similar meaning or the use of future dates. Examples of forward-looking statements in this release include Tornier’s financial guidance for the fourth quarter and full year 2014 and Tornier’s expectations for continued momentum in its extremities business. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Uncertainties and risks may cause Tornier’s actual results to be materially different than those expressed in or implied by Tornier’s forward-looking statements. For Tornier, such uncertainties and risks include, among others, risks relating to Tornier’s proposed merger with Wright Medical Group, Inc., including the timing of the transaction; uncertainties as to whether Tornier shareholders and Wright shareholders will approve the transaction; the risk that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction, or the terms of such approval; the effects of disruption from the transaction making it more difficult to maintain relationships with employees, customers, vendors and other business partners; the risk that shareholder litigation in connection with the transaction may result in significant costs of defense, indemnification and liability; other business effects, including the effects of industry, economic or political conditions outside of Wright’s or Tornier’s control; the failure to realize synergies and cost-savings from the transaction or delay in realization thereof; the businesses of Wright and Tornier may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; operating costs and business disruption following completion of the transaction, including adverse effects on employee retention and on Wright’s and Tornier’s respective business relationships with third parties; transaction costs; actual or contingent liabilities; the adequacy of the combined company’s capital resource; and other risks and uncertainties, including Tornier’s future operating results and financial performance; Tornier’s reliance on its independent sales agencies and distributors to sell its products and the effect on its business and operating results of agency and distributor changes, transitions to direct selling models in certain geographies and the recent transition of its U.S. sales channel towards focusing separately on upper and lower extremity products; risks associated with Tornier’s acquisition of OrthoHelix and subsequent integration activities; fluctuations in foreign currency exchange rates; the effect of global economic conditions; the European sovereign debt crisis and austerity measures; risks associated with Tornier’s international operations and expansion; the timing of regulatory approvals and introduction of new products; physician acceptance, endorsement, and use of new products; the effect of regulatory actions, changes in and adoption of reimbursement rates and product recalls; competitor activities; Tornier’s manufacturing capacity; Tornier’s leverage and access to credit under its credit agreement; and changes in tax and other legislation. More detailed information on these and other factors that could affect Tornier’s actual results are described in Tornier’s filings with the U.S. Securities and Exchange Commission, including its most recent annual report on Form 10-K for the fiscal year ended December 29, 2013 and subsequent quarterly reports on Form 10-Q. Tornier undertakes no obligation to update its forward-looking statements.

About Tornier

Tornier is a global medical device company focused on providing solutions to surgeons who treat musculoskeletal injuries and disorders of the shoulder, elbow, wrist, hand, ankle and foot. The Company’s broad offering of over 95 product lines includes joint replacement, trauma, sports medicine, and biologic products to treat the extremities, as well as joint replacement products for the hip and knee in certain international markets. Since its founding approximately 70 years ago, Tornier’s “Specialists Serving Specialists” philosophy has fostered a tradition of innovation, intense focus on surgeon education, and commitment to advancement of orthopaedic technology stemming from its close collaboration with orthopaedic surgeons and thought leaders throughout the world. For more information regarding Tornier, visit www.tornier.com.

Tornier®, Aequalis®, Aequalis Ascend®, Aequalis Ascend® Flex™ and Salto Talaris®

are trademarks of Tornier N.V and its subsidiaries, registered as indicated in the United States, and in other countries. All other trademarks and trade names referred to in this release are the property of their respective owners.

Use of Non-GAAP Financial Measures

To supplement Tornier’s consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), Tornier uses certain non-GAAP financial measures in this release. Reconciliations of the non-GAAP financial measures used in this release to the most comparable U.S. GAAP measures for the respective periods can be found in tables later in this release immediately following the detail of revenue by geography. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for Tornier’s financial results prepared in accordance with GAAP.

Tornier N.V.

Consolidated Statements of Operations

(in thousands, except per share data)

	Three months ended		Nine Months Ended
	(unaudited)		(unaudited)
	September 28, 2014	September 29, 2013	September 28, 2014	September 29, 2013
Revenue	$76,675	$66,747	$252,550	$227,567
Cost of goods sold	17,853	17,204	61,124	59,461
Cost of goods sold—acquisition related	157	1,768	577	5,444

Gross profit	58,665	47,775	190,849	162,662
	76.5%	71.6%	75.6%	71.5%
Operating expenses
Selling, general and administrative	57,127	46,797	178,479	150,400
Research and development	6,055	4,665	17,845	16,390
Amortization of intangible assets	4,274	3,976	12,928	11,597
Special charges	(4,366)	(3,918)	(994)	1,009

Total operating expenses	63,090	51,520	208,258	179,396
Operating loss	(4,425)	(3,745)	(17,409)	(16,734)
Other income (expense)
Interest income	18	85	126	181
Interest expense	(1,250)	(1,499)	(3,964)	(5,754)
Foreign currency transaction loss	(152)	(285)	(195)	(1,071)
Loss on extinguishment of debt	—	—	—	(1,127)
Other non-operating income	11	95	20	183

Loss before income taxes	(5,798)	(5,349)	(21,422)	(24,322)
Income tax benefit (expense)	477	(943)	416	(1,405)

Consolidated net loss	$(5,321)	$(6,292)	$(21,006)	$(25,727)

Net loss per share
Basic and diluted	$(0.11)	$(0.13)	$(0.43)	$(0.57)
Weighted average ordinary shares outstanding
Basic and diluted	48,832	48,068	48,656	44,942

Tornier N.V.

Condensed Consolidated Balance Sheets

(in thousands)

	September 28, 2014	December 29, 2013
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$25,930	$56,784
Accounts receivable, net	54,931	55,555
Inventories	94,342	87,011
Deferred income taxes and other current assets	28,561	27,175

Total current assets	203,764	226,525
Instruments, net	66,240	63,055
Property, plant and equipment, net	44,732	43,494
Goodwill and intangibles, net	348,944	369,148
Deferred income taxes and other assets	1,977	3,204

Total assets	$665,657	$705,426

Liabilities and shareholders’ equity
Current liabilities
Short-term borrowing and current portion of long-term debt	$7,408	$1,438
Accounts payable	14,269	17,326
Accrued liabilities, deferred income taxes and other current liabilities	56,884	57,552

Total current liabilities	78,561	76,316
Long-term debt	68,201	67,643
Deferred income taxes and other long-term liabilities	27,654	35,659

Total liabilities	174,416	179,618
Shareholders’ equity	491,241	525,808

Total liabilities and shareholders’ equity	$665,657	$705,426

Tornier N.V.

Consolidated Statements of Cash Flow

(in thousands)

	Three months ended		Nine months ended
	(unaudited)		(unaudited)
	September 28, 2014	September 29, 2013	September 28, 2014	September 29, 2013
Cash flows from operating activities
Consolidated net loss	$(5,321)	$(6,292)	$(21,006)	$(25,727)
Adjustments to reconcile consolidated net loss to net cash provided by operating activities
Depreciation and amortization	10,332	9,022	30,594	26,803
Non-cash foreign currency loss	137	293	176	1,079
Deferred income taxes	(2,673)	141	(5,108)	1,929
Tax benefit due to reversal of valuation allowance from acquisition	—	—	(146)	—
Share-based compensation	2,348	1,684	6,869	4,753
Non-cash interest expense and discount amortization	211	190	565	756
Inventory obsolescence	2,711	2,203	8,389	6,382
Loss on extinguishment of debt	—	—	—	1,127
Gain from reversal of contingent consideration liability	(5,327)	(4,947)	(5,327)	(4,947)
Inventory step-up from acquisition	157	1,768	577	5,444
Other non-cash items affecting earnings	(14)	(687)	312	619
Changes in operating assets and liabilities, net of acquisitions
Accounts receivable	2,204	4,055	(1,015)	5,400
Inventories	(6,260)	(3,782)	(21,586)	(5,842)
Accounts payable and accruals	(3,954)	(5,235)	4,213	311
Other current assets and liabilities	634	4,464	(2,713)	2,403
Other non-current assets and liabilities	193	(2,297)	689	(2,169)

Net cash (used in) provided by operating activities	(4,622)	580	(4,517)	18,321
Cash flows from investing activities
Acquisition-related cash payments	(200)	(1,635)	(2,020)	(7,758)
Additions of instruments	(4,214)	(4,115)	(18,749)	(16,565)
Purchases of property, plant and equipment	(3,248)	(2,740)	(8,128)	(7,518)

Net cash used in investing activities	(7,662)	(8,490)	(28,897)	(31,841)
Cash flows from financing activities
Borrowing (repayment) of line of credit	6,000	—	6,000	(1,000)
Proceeds from issuance of long-term debt	—	—	477	—
Repayments of long-term debt	(160)	(359)	(723)	(53,688)
Contingent Consideration Payments	(939)	—	(6,793)	—
Deferred financing costs	—	(58)	—	(111)
Issuance of ordinary shares	932	10,597	3,128	98,853

Net cash (used in) provided by financing activities	5,833	10,180	2,089	44,054
Effect of currency exchange rates on cash and cash equivalents	662	1,567	471	910

(Decrease) increase in cash and cash equivalents	(5,789)	3,837	(30,854)	31,444
Cash and cash equivalents at beginning of period	31,771	58,715	56,784	31,108

Cash and cash equivalents at end of period	$25,982	$62,552	$25,930	$62,552

Tornier N.V.

Selected Revenue Information

(in thousands)

	Three months ended			Nine months ended
	(unaudited)			(unaudited)
	September 28, 2014	September 29, 2013	Percent change	September 28, 2014	September 29, 2013	Percent change
Revenue by product category
Upper extremity joints and trauma	$48,963	$40,293	21.5%	$155,845	$136,258	14.4%
Lower extremity joints and trauma	13,814	13,530	2.1%	43,356	42,514	2.0%
Sports medicine and biologics	3,009	3,117	-3.5%	10,549	11,051	-4.5%

Total extremities	65,786	56,940	15.5%	209,750	189,823	10.5%
Large joints and other	10,889	9,807	11.0%	42,800	37,744	13.4%

Total	$76,675	$66,747	14.9%	$252,550	$227,567	11.0%

Revenue by geography
United States	$46,752	$40,678	14.9%	$145,565	$134,244	8.4%
International	29,923	26,069	14.8%	106,985	93,323	14.6%

Total	$76,675	$66,747	14.9%	$252,550	$227,567	11.0%

Tornier N.V.

Reconciliation of Revenue to Non-GAAP Revenue on a Constant Currency Basis

(in thousands)

	Three months ended				Percent change on a constant currency basis
	(unaudited)
	September 28, 2014			September 29, 2013
	Revenue as reported	Foreign exchange impact as compared to prior period	Revenue on a constant currency basis	Revenue as reported
Revenue by product category
Upper extremity joints and trauma	$48,963	$(601)	$48,362	$40,293	20.0%
Lower extremity joints and trauma	13,814	(28)	13,786	13,530	1.9%
Sports medicine and biologics	3,009	(9)	3,000	3,117	-3.8%

Total extremities	65,786	(638)	65,148	56,940	14.4%
Large joints and other	10,889	42	10,931	9,807	11.5%

Total	$76,675	$(596)	$76,079	$66,747	14.0%

Revenue by geography
United States	$46,752	$—	$46,752	$40,678	14.9%
International	29,923	(596)	29,327	26,069	12.5%

Total	$76,675	$(596)	$76,079	$66,747	14.0%

	Nine months ended				Percent change on a constant currency basis
	(unaudited)
	September 28, 2014			September 29, 2013
	Revenue as reported	Foreign exchange impact as compared to prior period	Revenue on a constant currency basis	Revenue as reported
Revenue by product category
Upper extremity joints and trauma	$155,845	$(665)	$155,180	$136,258	13.9%
Lower extremity joints and trauma	43,356	(40)	43,316	42,514	1.9%
Sports medicine and biologics	10,549	(84)	10,465	11,051	-5.3%

Total extremities	209,750	(789)	208,961	189,823	10.1%
Large joints and other	42,800	(1,158)	41,642	37,744	10.3%

Total	$252,550	$(1,947)	$250,603	$227,567	10.1%

Revenue by geography
United States	$145,565	$—	$145,565	$134,244	8.4%
International	106,985	(1,946)	105,039	93,323	12.6%

Total	$252,550	$(1,946)	$250,604	$227,567	10.1%

Tornier N.V.

Reconciliation of Net Loss to

Non-GAAP Adjusted Earnings Before Interest, Taxes, Depreciation

and Amortization (EBITDA)

(in thousands)

	Three months ended		Nine months ended
	(unaudited)		(unaudited)
	September 28, 2014	September 29, 2013	September 28, 2014	September 29, 2013
Revenue, as reported	$76,675	$66,747	$252,550	$227,567
Net loss, as reported	$(5,321)	$(6,292)	$(21,006)	$(25,727)
Interest income	(18)	(85)	(126)	(181)
Interest expense	1,250	1,499	3,964	5,754
Income tax (benefit) expense	(477)	943	(416)	1,405
Depreciation	6,058	5,046	17,666	15,206
Amortization	4,274	3,976	12,928	11,597

Subtotal Non-GAAP EBITDA	5,766	5,087	13,010	8,054
Other non-operating income	(11)	(95)	(20)	(183)
Foreign currency transaction loss	152	285	195	1,071
Loss on extinguishment of debt				1,127
Share-based compensation	2,348	1,684	6,869	4,753
Inventory step-up from acquisition	157	1,768	577	5,444
Special charges:
Acquisition, integration and distribution transition costs	214	1,029	2,250	4,742
Reversal of OrthoHelix contingent consideration liability	(5,000)	(4,947)	(5,000)	(4,947)
Legal settlements	—	—	—	1,214
Restructuring charges	420	—	1,431	—
Other	—	—	325	—

Non-GAAP adjusted EBITDA	$4,046	$4,811	$19,637	$21,275

Non-GAAP adjusted EBITDA margin	5.3%	7.2%	7.8%	9.3%

Tornier N.V.

Reconciliation of Net Loss and Net Loss per Share

to Non-GAAP Adjusted Net Loss and Non-GAAP Adjusted Net Loss per Share

(in thousands)

	Three months ended		Nine months ended
	(unaudited)		(unaudited)
	September 28, 2014	September 29, 2013	September 28, 2014	September 29, 2013
Net loss, as reported	$(5,321)	$(6,292)	$(21,006)	$(25,727)
Inventory step-up from acquisition, net of tax	(119)	1,518	284	5,171
Tax benefit due to reversal of valuation allowance from acquisition	—	—	(146)	(540)
Loss on extinguishment of debt	—	—	—	1,127
Special charges, net of tax:
Acquisition, integration and distribution transition costs	200	978	2,236	4,685
Reversal of OrthoHelix contingent consideration liability	(5,000)	(4,947)	(5,000)	(4,947)
Legal settlements	—	—	—	1,214
Restructuring charges	420	—	1,431	—
Other	—	—	325	—

Non-GAAP adjusted net loss	(9,820)	(8,743)	(21,876)	(19,017)

Net loss per share, as reported
Basic and diluted	$(0.11)	$(0.13)	$(0.43)	$(0.57)
Inventory step-up from acquisition, net of tax	—	0.03	0.01	0.12
Tax benefit due to reversal of valuation allowance from acquisition	—	—	(0.01)	(0.01)
Loss on extinguishment of debt	—	—	—	0.02
Special charges, net of tax:
Acquisition, integration and distribution transition costs	0.01	0.02	0.05	0.10
Reversal of OrthoHelix contingent consideration liability	(0.11)	(0.10)	(0.11)	(0.11)
Legal settlements	—	—	—	0.03
Restructuring charges	0.01	—	0.03	—
Other	—	—	0.01	—

Non-GAAP adjusted net loss per share
Basic and diluted	$(0.20)	$(0.18)	$(0.45)	$(0.42)

Weighted average ordinary shares outstanding
Basic and diluted	48,832	48,068	48,656	44,942

Tornier N.V.

Reconciliation of Net Cash Provided by Operating Activities

to Non-GAAP Adjusted Free Cash Flow

(in thousands)

	Three months ended		Nine months ended
	(unaudited)		(unaudited)
	September 28, 2014	September 29, 2013	September 28, 2014	September 29, 2013
Net cash provided by operating activities, as reported	$(4,622)	$580	$(4,517)	$18,321
Adjusted for:
Additions of instruments, as reported	(4,214)	(4,115)	(18,749)	(16,565)
Purchases of property, plant and equipment, as reported	(3,248)	(2,740)	(8,128)	(7,518)

Non-GAAP adjusted free cash flow	$(12,084)	$(6,275)	$(31,394)	$(5,762)

Tornier N.V.

Reconciliation of Gross Margin and Gross Margin %

to Non-GAAP Adjusted Gross Margin and Gross Margin %

(in thousands)

	Three months ended		Year ended
	(unaudited)		(unaudited)
	September 28, 2014	September 29, 2013	September 28, 2014	September 29, 2013
Revenue, as reported	$76,675	$66,747	$252,550	$227,567
Gross margin, as reported	$58,665	$47,775	$190,849	$162,662
Gross margin %, as reported	76.5%	71.6%	75.6%	71.5%
Adjusted for:
Inventory step-up due to acquisition	157	1,768	577	5,444

Non-GAAP adjusted gross margin	58,822	49,543	191,426	168,106

Non-GAAP adjusted gross margin %	76.7%	74.2%	75.8%	73.9%

Tornier N.V.

Reconciliation of Operating Expenses and Operating Expenses as a % of Revenue to

Non-GAAP Adjusted Operating Expenses and Non-GAAP Adjusted Operating Expenses as a % of Revenue

	Three Months Ended		Year ended
	(unaudited)		(unaudited)
	September 28, 2014	September 29, 2013	September 28, 2014	September 29, 2013
Revenue, as reported	$76,675	$66,747	$252,550	$227,567
Operating expenses, as reported	63,090	51,520	208,258	179,396
Operating expenses as a percentage of revenue, as reported	82.3%	77.2%	82.5%	78.8%
Adjusted for:
Amortization of intangible assets	(4,274)	(3,976)	(12,928)	(11,597)
Special charges	4,366	3,918	994	(1,009)

Total adjustments	92	(58)	(11,934)	(12,606)
Non-GAAP adjusted operating expenses	$63,182	$51,462	$196,324	$166,790

Non-GAAP adjusted operating expenses as a percentage of revenue	82.4%	77.1%	77.7%	73.3%

Tornier N.V.

Reconciliation of Projected 2014 Operating Loss

to Projected Non-GAAP Adjusted EBITDA

(in millions)

	Three months ended		Year ended
	(unaudited)		(unaudited)
	December 28, 2014		December 28, 2014
	Low	High	Low	High
Revenue	$83.0	$87.0	$335.6	$339.5
Operating loss	$(14.6)	$(8.3)	$(32.1)	$(25.8)
Adjusted for:
Inventory step-up due to acquisition	—	—	0.6	0.6
Depreciation and amortization expense	11.3	10.5	41.9	41.1
Share-based compensation	2.7	2.2	9.6	9.1
Special charges	8.5	5.5	7.5	4.5

Total adjustments	$22.5	$18.2	$59.6	$55.3
Non-GAAP adjusted EBITDA	$7.9	$9.9	$27.5	$29.5

Non-GAAP adjusted EBITDA margin	9.5%	11.4%	8.2%	8.7%

Tornier believes the non-GAAP financial measures presented in this release provide additional meaningful information for measuring Tornier’s financial performance and are measures frequently used by Tornier’s management, as well as securities analysts and investors. Tornier uses the non-GAAP financial measures as supplemental measures of its performance and believes such measures facilitate operating performance comparisons from period to period and company to company by factoring out potential differences caused by charges not related to Tornier’s regular, ongoing business, including non-cash charges, certain large and unpredictable charges, acquisitions, dispositions, litigation settlements and tax positions. Tornier’s management uses the non-GAAP financial measures to assess the performance of Tornier’s core operations, analyze underlying trends in Tornier’s businesses, establish operational goals and forecasts, and evaluate Tornier’s performance period over period and in relation to the operating results of its competitors. Tornier’s management uses the non-GAAP financial measures to help allocate its resources to both ongoing and prospective business initiatives and to help make budgeting and spending decisions, for example, between product development expenses, research and development expenses, and selling, general and administrative expenses. Tornier’s management is evaluated on the basis of several of these non-GAAP financial measures when determining achievement of performance incentive compensation goals.

Tornier believes that non-GAAP financial measures have limitations as analytical tools since they do not reflect all of the amounts associated with Tornier’s operating results as determined in accordance with GAAP and should only be used to evaluate Tornier’s operating results in conjunction with the corresponding GAAP measures. Accordingly, revenue on a constant currency basis should not be used as a substitute for revenue, EBITDA, adjusted EBITDA, adjusted net income (loss) and adjusted net income (loss) per share should not be used as a substitute for net income or net income per share; adjusted EBITDA margin should not be used as a substitute for net margin or operating margin; free cash flow should not be used as a substitute for cash flows from operations; adjusted gross margin and gross margin percentage should not be used as a substitute for gross margin or gross margin as a percentage of revenue and adjusted operating expenses and adjusted operating expenses as a percentage of revenue should not be used as a substitute for operating expenses and operating expenses as a percentage of revenue, in each case as determined in accordance with GAAP. Neither EBITDA, adjusted EBITDA, adjusted EBITDA margin, adjusted net income (loss), adjusted net income (loss) per share, free cash flow, adjusted gross margin and gross margin as a percentage of revenue and adjusted operating expenses and adjusted operating expenses as a percentage of revenue, should be an indication of whether cash flow will be sufficient to fund Tornier’s cash requirements. Additionally, the calculation of non-GAAP financial measures is not based on any comprehensive or standard set of accounting rules or principles. Accordingly, Tornier’s definitions of revenue on a constant currency basis, EBITDA, adjusted EBITDA, adjusted EBITDA margin, adjusted net income (loss), adjusted net income (loss) per share, free cash flow, adjusted gross margin and gross margin as a percentage of revenue and adjusted operating expenses and adjusted operating expenses as a percentage of revenue, may differ from the definitions of other companies using the same or similar names limiting, to some extent, the usefulness of such measures for comparison purposes.

For further information regarding why Tornier believes that these non-GAAP financial measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to Tornier’s current report on Form 8-K filed today with the Securities and Exchange Commission which attaches this release as an exhibit. This current report on Form 8-K is available on the SEC’s website at www.sec.gov or on Tornier’s website at www.tornier.com.

Important Additional Information and Where to Find It

In connection with the proposed merger, Tornier plans to file with the U.S. Securities and Exchange Commission (SEC) a registration statement on Form S-4 that will include a joint proxy statement of Wright and Tornier that also constitutes a prospectus of Tornier. Wright and Tornier will make the joint proxy statement/prospectus available to their respective shareholders. Investors are urged to read the joint proxy statement/prospectus when it becomes available, because it will contain important information. The registration statement, definitive joint proxy statement/prospectus and other documents filed by Tornier and Wright with the SEC will be available free of charge at the SEC’s website (www.sec.gov) and from Tornier and Wright. Requests for copies of the joint proxy statement/prospectus and other documents filed by Wright with the SEC may be made by contacting Julie Tracy, Senior Vice President and Chief Communications Officer by phone at (901) 290-5817 or by email at julie.tracy@wmt.com, and request for copies of the joint proxy statement/prospectus and other documents filed by Tornier may be made by contacting Shawn McCormick, Chief Financial Officer by phone at (952) 426-7646 or by email at shawn.mccormick@tornier.com.

Wright, Tornier, their respective directors, executive officers and employees may be deemed to be participants in the solicitation of proxies from Wright’s and Tornier’s shareholders in connection with the proposed transaction. Information about the directors and executive officers of Wright and their ownership of Wright stock is set forth in Wright’s annual report on Form 10-K for the fiscal year ended December 31, 2013, which was filed with the SEC on February 27, 2014 and its proxy statement for its 2014 annual meeting of stockholders, which was filed with the SEC on March 31, 2014. Information regarding Tornier’s directors and executive officers is contained in Tornier’s annual report on Form 10-K for the fiscal year ended December 29, 2013, which was filed with the SEC on February 21, 2014, and its proxy statement for its 2014 annual general meeting of shareholders, which was filed with the SEC on May 16, 2014. These documents can be obtained free of charge from the sources indicated above. Certain directors, executive officers and employees of Wright and Tornier may have direct or indirect interest in the transaction due to securities holdings, vesting of equity awards and rights to severance payments. Additional information regarding the participants in the solicitation of Wright and Tornier shareholders will be included in the joint proxy statement/prospectus.

CONTACT:

Tornier N.V.

Shawn McCormick

Chief Financial Officer

(952) 426-7646

shawn.mccormick@tornier.com